UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

American Battery Technology Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

American Battery Technology Company
100 Washington Street, Suite 100

Reno, NV 89503

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 13, 2024

October 4, 2024

Dear Shareholders:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of American Battery Technology Company (“we,” “us” or the “Company”), on Wednesday, November 13, 2024, beginning at 12:00 p.m., Pacific Time, for the following purposes:

1.	To elect five directors to the Company’s Board of Directors (the “Board”) to serve until their respective successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2025;

3.	To conduct a non-binding advisory vote approving executive compensation;

4.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation;

5.	To approve the American Battery Technology Company 2024 Employee Stock Purchase Plan;

6.	To approve an amendment to our articles of incorporation, as amended, to increase the number of our authorized shares of common stock from 80,000,000 to 250,000,000; and

7.	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting.

The Annual Meeting will be a virtual meeting of shareholders.

You may attend the online meeting and vote your shares electronically during the Annual Meeting via the internet by visiting: www.virtualshareholdermeeting.com/ABTC2024. We recommend that you log in at least fifteen minutes before the start of the Annual Meeting to ensure that you are logged in when the Annual Meeting starts.

The Board has fixed September 17, 2024, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. We will be using the “Notice and Access” method of providing proxy materials to you via the internet. On or about October 4, 2024, we will mail to our shareholders a Notice of Availability of Proxy Materials (“Notice”) containing instructions on how to access our Proxy Statement and our 2024 Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and vote electronically via the internet. This Notice also contains instructions on how to receive a printed copy of your proxy materials. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting.

You may vote over the internet, as well as by telephone or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. Please review the instructions for each of your voting options described in the Proxy Statement, as well as in the Notice you will receive in the mail.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible by internet, telephone or mail. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you will receive in the mail, or, if you request to receive printed proxy materials, your enclosed proxy card. Please note that shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Sincerely,

Ryan Melsert, Chief Executive Officer

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IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders are available at www.proxyvote.com

PROXY STATEMENT

Our Board of Directors (the “Board”) has made this Proxy Statement and related materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of American Battery Technology Company (“we,” “us,” “American Battery,” or the “Company”) to be held online on Wednesday, November 13, 2024, beginning at 12:00 p.m., Pacific Time, and at any postponements or adjournments of the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING

This Proxy Statement is furnished to the shareholders of the Company beginning October 4, 2024, in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting that will be held virtually on Wednesday, November 13, 2024, beginning at 12:00 p.m., Pacific Time, or at any adjournment or adjournments thereof.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be online and a completely virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/ABTC2024. This decision was made based on our desire to facilitate participation of shareholders in the Annual Meeting wherever they may be located.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form.

The internet address to attend and vote at the Annual Meeting is
www.virtualshareholdermeeting.com/ABTC2024

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. We recommend that you log in at least ten minutes before the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the securities and exchange commission, we are providing access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners as of the record date. The mailing of the Notice to our shareholders is scheduled to begin on or about October 4, 2024. All shareholders will have the ability to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Annual Report”), on a website referred to in the Notice or to request to receive a printed set of the proxy materials and the Annual Report. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. Shareholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis.

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How do I get electronic access to the proxy materials?

●	The Notice will provide you with instructions regarding how you can:
●	View our proxy materials for the Annual Meeting and our Annual Report on the internet; and
●	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. Shareholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis. If you choose to receive future proxy materials by email, you will receive an email prior to our next shareholder meeting with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the notice of 2024 Annual Meeting of Shareholders that accompanies this proxy statement. These include:

●	To elect five directors to the Board to serve until their respective successors have been elected and qualified (the “Election of Directors Proposal”);

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2025 (the “Auditor Ratification Proposal”);

●	To conduct a non-binding advisory vote approving executive compensation (the “Say-On-Pay Proposal”);

●	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation (the “Say-On-Frequency Proposal”);

●	To approve the American Battery Technology Company 2024 Employee Stock Purchase Plan (the “ESPP Proposal”);

●	To approve an amendment to the Company’s articles of incorporation, as amended, to increase the number of our authorized shares of common stock from 80,000,000 to 250,000,000 (the “Authorized Share Amendment Proposal”); and

●	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting (the “Adjournment Proposal”).

How does the Board recommend that I vote?

The Board named in this proxy statement recommends a vote:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal;

●	FOR the Say-On-Pay Proposal;

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●	FOR “three years” for the Say-On-Frequency Proposal;

●	FOR the ESPP Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the Adjournment Proposal; and

●	To transact any other business that may properly come before the meeting.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on September 17, 2024 (the “record date”), you are entitled to vote at the meeting. As of the record date, 71,972,166 shares of common stock and five shares of Series D Preferred Stock (as defined below) were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share on all matters properly brought before the Annual Meeting. The holder of the Series D Preferred Stock is entitled to 12,000,000 votes per share for only the Authorized Share Amendment Proposal. The Series D Preferred Stock is not entitled to vote on any other matters. Holders of record of shares of common stock and Series D Preferred Stock will vote on the Authorized Share Amendment Proposal as a single class.

Therefore, a total of (i) 71,972,166 votes are entitled to be cast at the meeting with respect to the election of each of the five directors and with respect to each of the Auditor Ratification Proposal, Say-On-Pay Proposal, Say-On-Frequency Proposal, the ESPP Proposal, and the Adjournment Proposal and (iii) 131,972,166 votes are entitled to be cast at the meeting with respect to the Authorized Share Amendment Proposal.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The holders of at least one-third of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. The Series D Preferred Stock does not count for purposes of establishing quorum.

What if I do not specify a voting choice for a proposal when returning a proxy?

Proxies or other voting instruction forms that are signed and returned without voting instructions will be voted in accordance with the recommendations of the Board. The Board recommends that shareholders vote FOR each proposal presented at the Annual Meeting.

How are proxies solicited and what is the cost?

The Company will bear all expenses incurred in connection with the solicitation of proxies on behalf of the Company and printing, filing and mailing this proxy statement.

Additionally, some of our directors, officers and regular employees may solicit proxies on behalf of the Company personally or by telephone, letter, facsimile or email. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will request brokers, custodians, nominees and other record holders to forward copies of this proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse these holders for their reasonable out-of-pocket expenses.

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How do I vote my shares by proxy?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	through the internet, by following the instructions provided in the proxy card;

●	by telephone, by following the instructions provided in the proxy card; or

●	by completing, signing and dating the proxy card and returning it in the envelope provided.

If you hold shares beneficially in street name, you may also vote by proxy over the internet by mail or by telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

What does it mean if I receive more than one proxy card or voting instruction card?

Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please mark, sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

What vote is required for the proposals to be approved?

The following sets forth the votes that are required from the holders of common stock and Series D Preferred Stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Proposal	Vote Required	Abstentions and Broker Non-Votes, if any
1	Election of Directors Proposal	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast virtually or by proxy) will be elected as directors.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Auditor Ratification Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

3	Say-On-Pay Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have no effect on this proposal. Broker non-votes will not affect the outcome of the vote.

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4	Say-On-Frequency Proposal	The frequency (every one, two or three years) that receives the most votes by holders of shares of common stock will be considered as representing the shareholders’ preference.	Abstentions will have no effect on this proposal. Broker non-votes will not affect the outcome of the vote.

5	ESPP Proposal	FOR votes by at a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

6	Authorized Share Amendment Proposal	FOR votes by at least a majority of the voting power of all outstanding shares of common stock and Series D Preferred Stock, voting together as a single class.	Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

7	Adjournment Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote on each nominee in the Election of Directors Proposal. Shareholders may vote FOR, AGAINST or ABSTAIN on Proposals 2, 3, 5, 6 and 7. Shareholders may vote for ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN on Proposal 4.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you WITHHOLD authority to vote for one or more directors, or if you ABSTAIN from voting on any of the other proposals, it will have the effect noted in the table above.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be present at the meeting for determining whether a quorum exists, but are not considered entitled to vote on the proposal in question.

We understand that Proposals 2, 6 and 7 are considered “routine” proposals under the applicable rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on such proposals, even if the broker or other nominee does not receive voting instructions from you. With respect to Proposals 1, 3, and 4 your broker or nominee may not vote your shares without receiving voting instructions from you.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares:

●	FOR the election of each of the Board’s nominees: Ryan Melsert, Elizabeth Lowery, Susan Yun Lee, D. Richard Fezell and Sherif Marakby;

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●	FOR the Auditor Ratification Proposal;

●	FOR the Say-On-Pay Proposal;

●	FOR “three years” as the frequency of future shareholder advisory votes on executive compensation;

●	FOR the ESPP Proposal;

●	FOR the Authorized Share Amendment Proposal; and

●	FOR the Adjournment Proposal.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board, or, if there is no recommendation, at their own discretion.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy by (i) following the instructions on the Notice and entering a new vote by telephone or over the internet up until 11:59 p.m., Eastern Time on November 12, 2024, (ii) attending the Annual Meeting and voting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy) or (iii) entering a new vote by mail. Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the holding of the vote at the Annual Meeting at 12:00 p.m., Pacific Time, on November 13, 2024. Such written notice of revocation or subsequent proxy card should be sent to the Company’s principal executive offices at 100 Washington Street, Suite 100, Reno, NV 89503, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Why did I receive a full set of the proxy materials, instead of a notice regarding the Internet availability of proxy materials?

We have elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all our shareholders, unless otherwise previously requested by the shareholder. Our proxy materials are also available via the internet at www.proxyvote.com.

How can a shareholder get a copy of the Company’s 2024 Form 10-K?

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended June 30, 2024, including the consolidated financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary, 100 Washington Street, Suite 100, Reno, NV 89503. Our Form 10-K is also available on our website in the “Investor Relations—SEC Filings” section of our website at www.americanbatterytechnology.com.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS proposAL

Overview

The Nominations and Corporate Governance Committee of the Board (the “Nominating Committee”) is charged with making recommendations to the Board regarding qualified candidates to serve as members of the Board. The Nominating Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a Board with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating Committee considers the following factors:

(1) The appropriate size of the Board;

(2) The Company’s needs with respect to the particular talents and experience of its directors; and

(3) The knowledge, skills, and experience of nominees, including experience in technology, business, finance, administration, and/or public service.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, but the Nominating Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the Nominating Committee’s policy is to not re-nominate that member for reelection. The Nominating Committee identifies the desired skills and experience of a new nominee, and then uses its network and external resources to solicit and compile a list of eligible candidates.

We do not have a formal policy concerning shareholder recommendations of nominees for director to the Nominating Committee. The absence of such a policy does not mean, however, that such recommendations will not be considered. Shareholders wishing to recommend a candidate may do so by sending a written notice to the Nominating Committee, Attn: Chairman, American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate.

There are no arrangements or understandings between any of our directors, nominees for directors, or officers, and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee, or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than as disclosed below, during the last five years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Our Nominating Committee currently consists of Elizabeth Lowery, Sherif Marakby, and Susan Yun Lee, with Ms. Lowery serving as the chairman.

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The Nominating Committee has recommended, and the Board has nominated, Ryan Melsert, Elizabeth Lowery, Susan Yun Lee, Rick Fezell, and Sherif Marakby as nominees for election as members of our Board at the 2024 Annual Meeting for a period of one year or until each such director’s respective successor is elected and qualified or until such director’s earlier death, resignation, or removal. Each of the nominees is currently a director of the Company. At the 2024 Annual Meeting, five directors will be elected to the Board. The following table sets forth the nominees for directors on the Board. Certain biographical information about the nominees as of the record date can be found above in the section titled “Directors and Officers.”

Name	Age	Position	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee	Director since

Ryan Melsert	42	CEO, CTO, Director				2020
Elizabeth Lowery	68	Director	*	*	C	2022
Susan Yun Lee	44	Director		C	*	2024
Rick Fezell	64	Chairman of the Board, Director	C	*		2022
Sherif Marakby	58	Director	*		*	2022

C Chair

* Member

Qualification of Directors

The Nominating Committee believes that each of the directors named above has the necessary qualifications to be a member of the Board. The Nominating Committee believes that each director brings a strong background and skill set to the Board, giving the Board as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

Vote Required and Recommendation of the Board

Directors are elected by plurality of the votes cast at the Meeting. If a quorum is present and voting at the Meeting, the five nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, “FOR” the election of each of the nominees named above.

Only votes “FOR” will affect the outcome. Broker non-votes and withheld votes will have no effect on this proposal, as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE BOARD’S DIRECTOR NOMINEES AS DESCRIBED UNDER THIS PROPOSAL NO. 1: ELECTION OF DIRECTORS PROPOSAL

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CORPORATE GOVERNANCE AND BOARD MATTERS

Name	Age	Positions
Ryan Melsert	42	CEO, CTO, Director
Susan Yun Lee[2,3]	44	Director
D. Richard (Rick) Fezell[1,3]	64	Chairman, Director
Elizabeth Lowery[1,2,3]	68	Director
Sherif Marakby[1,2]	58	Director
Jesse Deutsch	60	Chief Financial Officer
Scott Jolcover	73	Chief Resource Officer
Steven Wu	35	Chief Operating Officer

1)	Member of Audit Committee
2)	Member of Nomination & Governance Committee
3)	Member of Compensation Committee

Ryan Melsert, CEO, CTO, Director

Mr. Melsert, age 42, is the CEO, CTO, and Director at American Battery Technology Company, overseeing all aspects of the Company’s battery metal extraction and lithium-ion battery recycling divisions. Mr. Melsert specializes in the development and scale-up of highly innovative first-of-kind systems. This development process consists of fundamental conceptual design, rigorous thermodynamic and process modeling, design and fabrication of bench-scale prototypes, construction and operation of integrated pilot systems, and implementation of commercial-scale systems. Joining the Company in September 2019, Mr. Melsert has been accelerating the development and implementation of the Company’s proprietary battery metal extraction technologies and battery recycling programs with the planning and construction of a multi-functional facility.

From May 2015 to March 2019 Mr. Melsert worked at Tesla as one of the founding members of the battery manufacturing Gigafactory design team, and subsequently as an R&D Manager for the Battery Materials Processing group. He founded and led this cross-functional team of mechanical and chemical engineers who implemented first-principles design to develop novel first-of-kind systems for the extraction, purification, and synthesis of precursor and active battery materials. This development scope included the fundamental conceptual design, rigorous thermodynamic and process modeling, design and fabrication of bench-scale prototypes, construction and operation of integrated pilot systems, and implementation of commercial scale systems for the processing of battery materials. During this time Mr. Melsert was awarded 5 different patents. From April 2013 to May 2015, Mr. Melsert served as R&D Manager, Advanced Energy & Transportation Technologies for Southern Research where he led a project team of 5-10 chemical/mechanical engineers in fundamental design of first-of-kind systems throughout energy systems field. While there Mr. Melsert wrote and won several DOE grants in addition to winning the company-wide “Invention of the Year” 2015, presented at ARPA-E Innovation Summit. His education includes an MS in Mechanical Engineering and an MBA from Georgia Tech awarded in 2007 and 2011, respectively, and a BS in Mechanical Engineering with Minors in Engineering Mechanics, French, and International Studies from Penn State University awarded in 2004.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Melsert (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Melsert was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

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Susan Yun Lee, Director

Ms. Lee, age 44, advises select foundations, families, and institutions on investment strategy, structure, policies, and governance. She is a multi-asset class investor with experience investing in funds private companies, public stocks, options, and derivatives across public equities, private equity, venture capital, real assets, credit, fixed income, and hedge fund strategies.

Currently, Ms. Lee serves as the Chief Investment Officer for the Clif Family Foundation and Partner at White Road Capital, a single family office. Previously, she managed investment assets for The Broad Foundations and family office. Earlier, Ms. Lee built and led a private equity, private credit, and venture capital investment practice and advised endowments and foundations on overall portfolio asset allocation and implementation strategies as a Partner at Angeles Investment Advisors. She has also made direct investments in private companies and worked with portfolio companies on growth and capital financings as a private equity investor at Black Canyon Capital and Vintage Capital Partners. Earlier in her career, Ms. Lee developed and implemented strategy at Fortune 500 companies while at Bain & Company and The Walt Disney Company.

Ms. Lee has an M.B.A from Harvard Business School where she earned honors and was a Toigo Fellow. She graduated with a B.A. in economics from Stanford University, Phi Beta Kappa and with multiple awards. Ms. Lee serves as an independent board director for Crescent Capital and American Battery Technology and serves on the investment committee of the Library Foundation.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Lee (or any member of her immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Ms. Lee was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

D. Richard (Rick) Fezell, Chairman of the Board

Spanning a distinguished 35-year career as a former auditor, senior partner, and Vice Chairman at Ernst & Young (EY), Mr. Fezell, age 64, held multiple leadership roles at the industry, regional, and executive committee levels for EY, providing deep knowledge of financial reporting, risk management, and market-leading growth strategies to large public multinationals as well as emerging growth and newly public companies.

He was Vice Chair and Managing Partner of the firm’s Central Region, responsible for a $3 billion business across all service lines that included over 7,000 professionals in 17 offices. While serving as the Americas Vice Chair for Markets, Mr. Fezell oversaw growth for a $15 billion practice. Prior to his retirement from EY in 2020, Mr. Fezell served as the Americas Leader for EY’s alliance with Microsoft, at the forefront of transformation and digitalization and responsible for product development, investment allocations and joint go-to-market strategies to help drive digital platform services growth at both EY and Microsoft.

Mr. Fezell has served on the board of many community and higher education organizations including The United Way, the Civic Committee of The Commercial Club of Chicago, the Markkula Center for Applied Ethics at Santa Clara University, the Orfalea School of Business at Cal Poly San Luis Obispo and Perspectives Charter Schools in Chicago. He is a CPA and graduate of Westminster College in Pennsylvania.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Fezell (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Fezell was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

13

Elizabeth Lowery, Director

Elizabeth Lowery, age 68, is a Senior Advisor, Sustainable Finance and ESG with ERM, a sustainability consulting firm. She is also a Senior Executive Advisor with GI Partners and Piva. She was formerly the Managing Director of Sustainability and ESG at TPG. Ms. Lowery joined TPG after a 20-year career with General Motors Company where she was a member of GM’s Senior Leadership Group as Corporate Vice President, Environment, Energy & Safety Policy and Secretary to the Public Policy Committee of the GM Board of Directors. She also served as General Counsel for GM—North America.

Ms. Lowery has held various executive positions, including Senior Knowledge Leader and a Principal of GreenOrder at LRN, where she was focused on working with global enterprises to develop sustainability strategies and initiatives. She was also a partner at Honigman Miller Schwartz and Cohn and a law clerk to Michigan Supreme Court Justice G. Mennen Williams. She has served on several non-profit boards including the World Environment Center, InForum Center for Leadership, Keystone Center and the Alliance for Automobile Manufacturers. Her primary responsibilities within TPG included leading the Sustainability and ESG program development, strategy and deployment across the Firm, engaging with portfolio companies to build sustainable businesses, and assisting deal teams on due diligence matters. Ms. Lowery was a member of the PRI Private Equity Advisory Committee, and she is currently a Board Member of Denali Water Solutions, Keter Environmental Services, Sagard Holdings, and American Battery Technology Company. She is also a member of the Caesars Entertainment CSR External Advisory Board and on the Corporate Eco Forum Advisory Board. She graduated Magna Cum Laude with a Juris Doctorate from Wayne State University and a B.B.A from Eastern Michigan University.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Lowery (or any member of her immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Ms. Lowery was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Sherif Marakby, Director

Sherif Marakby, age 58, brings significant operating experience in the automotive OEM industry from a 31-year career in the transformation, electrification, and technology innovation and AV development fields. Mr. Marakby currently serves on the board of directors of Lucid Group, Inc., an electric vehicle manufacturer, as an advisor to MemryX Inc., an automotive and consumer products company, and as a senior advisor at Boyden, an executive recruiting firm. Prior to joining the Company, Mr. Marakby served as Executive Vice President, Corporate R&D of Magna International, one of the largest Tier 1 suppliers to the automotive industry in the world. Previously, he served as Uber’s Vice President of Global Vehicle Programs where he built a team that integrated self-driving technology into vehicles, partnered with Volvo cars for an autonomous vehicle program, and was responsible for business development with OEM partners.

During a close to 30-year career at Ford Motor Company, Mr. Marakby held a variety of product development positions, beginning with Chief Engineer and rising to President & CEO of Ford’s Autonomous Vehicle LLC, where he oversaw the development and launch of five new vehicles, including the all-electric Ford Mustang Mach-E and the Ford Fusion Hybrid. Additionally, during his tenure at Ford, Mr. Marakby served as the Director of Small Cars & SUVs globally overseeing two million vehicles and more than $40 billion of annual revenue in over 70 countries. In his role as Vice President of Electrification and Autonomous Vehicles, he was responsible for over $11 billion of electrification and $4 billion of autonomous vehicle development.

Mr. Marakby has a Master in Electronics Engineering from the University of Maryland College Park, and a Master of Business Administration from the University of Michigan.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Marakby (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Marakby was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

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Jesse Deutsch, Chief Financial Officer

Jesse Deutsch, age 60, has over 25 years of finance experience in world-class multinational corporations in the U.S. and abroad. He has led several businesses through transformative high-growth phases and has completed more than 75 M&A transactions with strategic partners. He joins the Company with nearly 20 years serving in the role as Chief Financial Officer with global brands such as Kraft Foods and Aramark Inc., and over the course of his tenure has served in executive financial leadership roles at companies such as Visa, and Philip Morris. Mr. Deutsch has in-depth experience in establishing transformative finance processes and has led large systems implementations. He has an MBA from New York University and a Bachelor of Science in economics from The Wharton School of the University of Pennsylvania.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Deutsch (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Deutsch was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Scott Jolcover, Chief Resource Officer

Mr. Jolcover, age 73, has development expertise spanning five decades including expertise in construction, mining and land development, water resource, claims management, economic and environmental solutions. Prior to joining the Company, he served as the Director of Development and General Site Manager for Comstock Mining Inc., where he managed all commercial transactions, including land, water and other major capital expenses and acquisitions and served two years on their board of directors. Other roles include President and CEO for Virginia City Ventures, which established the Comstock Gold Mill and partnered with the Tri-County Railway Commission. Mr. Jolcover has board and leadership roles with Nevada Works; Northern Nevada Development Authority (NNDA), Design and Construction Committee; and a 20-year relationship with Virginia City Tourism Commission (VCTC), including Chair and Vice-Chair roles.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Jolcover (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Jolcover was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Steven Wu, Chief Operating Officer

Mr. Wu, 35, is an industry expert in the scale up of manufacturing operations and has extensive, direct experience in the automotive and technology sectors serving at global companies such as Rivian, Nuro, Uber, and Apple. He leads the scale up of the Company’s internally developed technologies within the critical battery materials manufacturing space, the building of organizational and operational structures, the driving of operational efficiency, and the setting and achieving of strategic milestones. He previously served as the Director of Product, Programs, Systems, and Triage for Rivian Automotive, Inc., and before that was the Head of New Product Introduction, Manufacturing, and Quality & Strategic Partnerships at Nuro, Inc. Mr. Wu has a degree in Electrical and Computer Engineering from Rutgers University.

There is no arrangement or understanding between Mr. Wu and any other persons, pursuant to which he was selected as Chief Operating Officer. Mr. Wu has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Wu and any director or executive officer of the Company.

Board and Shareholder Meetings and Attendance

The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the Board is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its shareholders. The entire Board selects, evaluates, and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.

15

Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, subject to prior death, resignation, or removal. The Company encourages, but does not require, directors to attend annual meetings of shareholders. During the year ended June 30, 2024, the Board held 6 meetings.

Board Composition and Election of Directors

On March 22, 2022, our Board established three standing committees – an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee – each of which operates under a charter that has been approved by our Board.

Independent Directors

We are currently traded on The Nasdaq Capital Market, and our Board has determined that Elizabeth Lowery, Susan Yun Lee, Rick Fezell, and Sherif Marakby are all independent directors in accordance with the listing requirements of Nasdaq. Nasdaq’s independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of their family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Ryan Melsert is not an independent director within the meaning of Section 5605 of Nasdaq. There are no family relationships among any of our directors or executive officers.

Audit Committee

Our Audit Committee consists of Rick Fezell, Elizabeth Lowery and Sherif Marakby, with Mr. Fezell serving as the chairman. Our Board has determined that Mr. Fezell is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as required, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

During the year ended June 30, 2024, the Audit Committee held 6 meetings in person or through conference calls. The Audit Committee operates pursuant to a written charter that is available on the Company’s website at: https://investors.americanbatterytechnology.com/governance.

16

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting pronouncements.

The Audit Committee reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and the Company, has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee met with KPMG LLP to discuss the overall scope of its services, and the overall quality of the Company’s financial reporting. KPMG LLP, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with KPMG LLP were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

The Audit Committee and the Board have recommended, that the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2025, be submitted as a proposal at the Meeting.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board amendments to the charter as it may deem necessary or appropriate.

Respectfully submitted,

The Audit Committee of the Board:
Rick Fezell (Chairman)
Elizabeth Lowery
Sherif Marakby

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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Compensation Committee

Our Compensation Committee consists of Susan Yun Lee, Rick Fezell, and Elizabeth Lowery, with Susan Yun Lee serving as the chairman. The functions of the Compensation Committee include:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
●	reviewing and recommending that our Board approve the compensation of our directors;
●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;
●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

During the year ended June 30, 2024, the Compensation Committee held 6 meetings in person or through conference calls. The Compensation Committee operates pursuant to a written charter that is available on the Company’s website at: https://investors.americanbatterytechnology.com/.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee will be a current or former executive officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the Board or Compensation Committee of any company that has one or more of its executive officers serving as a member of our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating Committee consists of Elizabeth Lowery, Sherif Marakby, and Susan Yun Lee, with Ms. Lowery serving as the chairman. The functions of the nominating and governance committee include:

●	identifying and recommending candidates for membership on our Board;
●	including nominees recommended by shareholders;
●	reviewing and recommending the composition of our committees;
●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and
●	making recommendations to our Board concerning governance matters.

The Nominating Committee also annually reviews the Nominating Committee charter and the committee’s performance. During the year ended June 30, 2024, the Nominating Committee held 5 meetings in person or through conference calls.

The Nominating Committee operates pursuant to a written charter that is available on the Company’s website at: https://investors.americanbatterytechnology.com/.

Board Leadership Structure

The Board currently consists of five directors. We have separated the positions of Chairman and Chief Executive Officer. We believe that this structure is appropriate at this time. We believe that having a non-executive Chairman of the Board is in the best interests of the Company and shareholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows our Chairman of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role. Our Board has designated Mr. Fezell as its Chairman and Lead Independent Director. Our Board believes that Mr. Fezell’s strong leadership qualifications, among other factors, contribute to his ability to fulfill the role effectively.

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Board’s Role in Risk Management

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our management is responsible for day-to-day management of risk. The Board regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity, operations and oversees our management of financial and cybersecurity risk exposures and the steps our management has taken to monitor and control such exposure. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating Committee reviews compliance with external and internal policies, procedures and practices consistent with the Company’s charter and Amended and Restated Bylaws.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and members of our management team about such risks. Matters of significant strategic risk and enterprise-wide risk exposures are considered by our Board as a whole. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Communications with our Board of Directors

Shareholders seeking to communicate with members of the Board should submit their written comments to American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503, Attn: Secretary. The Secretary will forward such communications to each member of the Board; provided that, if in the opinion of our Secretary, it would be inappropriate to send a particular shareholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion) or specific committees of the Board, as applicable.

Code of Ethics and Business Conduct

The Company has adopted a Code of Conduct, which is available, free of charge, on our website at https://americanbatterytechnology.com/.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy is available, free of charge, on our website at https://americanbatterytechnology.com/, and prohibits our directors, officers and employees and any entities they control from engaging in transactions in publicly traded options related to the Company’s equity securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

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Corporate Governance

Our Related Persons Transaction Policy, Audit Committee Charter, Compensation Committee Charter, Nominations and Corporate Governance Committee Charter, and other relevant documents are available, free of charge, on our website at https://americanbatterytechnology.com/. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Board Diversity

Our Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	Personal and professional integrity, ethics and values;
●	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
●	Experience as a board member or executive officer of another publicly-held company;
●	Strong finance experience;
●	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
●	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, sexual orientation, place of residence and specialized experience;
●	Experience relevant to our business industry and with relevant social policy concerns; and
●	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Diversity Matrix (as of September 23, 2024)

The following chart summarizes certain self-identified characteristics of the directors of the Company utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance.

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Years Ended June 30	Salary ($)	Bonus ($)	Stock Award Grant Date Fair Value ($)(a)	Warrant / Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ryan Melsert	2024	425,000	—	1,651,075	1,486,408	—	—	—	3,562,483
Chief Executive Officer (1)	2023	358,750	—	3,020,105	—	—	—	—	3,378,855
Andres Meza	2024	275,000	—	1,118,906	526,559	—	—	—	1,920,465
Chief Operating Officer (2)	2023	247,917	—	1,842,427	—	—	—	—	2,090,344
Jesse Deutsch	2024	250,000	—	—	—	—	—	—	250,000
Chief Financial Officer (3)	2023	27,778	—	373,300	—	—	—	—	401,078
Scott Jolcover	2024	240,000	40,000	684,025	225,009	—	—	—	1,189,034
Chief Resource Officer (4)	2023	231,875	—	1,131,035	—	—	—	—	1,362,910

(1)	Ryan Melsert was appointed as the Chief Executive Officer of the Company on August 27, 2021. The compensation disclosed above reflects amounts earned in his roles both as a board member and officer of the Company. Pursuant to his employment agreement as Chief Executive Officer, Chief Technology Officer, and Director, Ryan Melsert is entitled to receive an annual salary of $425,000, which at Mr. Melsert’s election could be reduced to $325,000 per year through December 31, 2022, in exchange for 4,000 restricted stock units (“RSUs”) that shall fully vest on January 1, 2023. Mr. Melsert is also eligible to receive performance-based bonuses tied to specific strategic milestones at 75% of his annual salary, $1,000,000 in RSUs and $3,000,000 in warrants with a five-year expiration and exercise price as calculated by Black-Scholes at the time of the grant. The performance-based bonuses will be pro-rated according to the specific weight of each milestone. Additionally, Mr. Melsert may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

(2)	Pursuant to his employment agreement as Chief Operating Officer, Andres Meza was entitled to receive an annual salary of $275,000. In addition, subject to approval by the Board and upon achieving certain performance milestones, Mr. Meza was eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary; (ii) $500,000 in RSUs divided by the 20-day trailing volume-weighted average price prior to the effective date; and (iii) $1,000,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes. On August 20, 2024, Mr. Meza submitted his notice of intent to resign as Chief Operating Officer of the Company, effective September 1, 2024. See the section titled “Severance Agreement” for additional information regarding Mr. Meza’s compensation following his departure.

(3)	On May 19, 2023, Jesse Deutsch was appointed as Chief Financial Officer of the Company. Pursuant to his employment agreement as Chief Financial Officer, Jesse Deutsch is entitled to receive an annual salary of $250,000. In addition, Mr. Deutsch received a one-time signing bonus of 33,334 RSUs, which vested on the last day of the fiscal quarter following the first-year anniversary of his employment. Mr. Deutsch may be eligible to receive bonus equity compensation, subject to achieving certain performance milestones, of (i) bonus cash set at 75% of his base salary and (ii) 33,334 RSUs with a four-year vesting schedule. Additionally, Mr. Deutsch may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

(4)	Pursuant to his employment agreement as Chief Resource Officer, Scott Jolcover is entitled to receive an annual salary of $240,000. In addition, subject to approval by the Board, and upon achieving certain performance milestones, Mr. Jolcover is eligible to receive bonus equity compensation of (i) bonus cash set at 75% of his base salary; (ii) $300,000 in RSUs divided by the 20-day trailing volume-weighted average price prior to the effective date; and (iii) $500,000 worth of warrants with a three-year expiration of a quantity and exercise price as calculated by Black-Scholes. Mr. Jolcover’s bonus equity compensation awards will vest 1/12th quarterly beginning on the last quarter following the issuance of the award until fully vested. Additionally, Mr. Jolcover may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

(5)	The amounts reported in this column represent grant date fair values of restricted stock unit grants computed in accordance with FASB ASC Topic 718 and stock option grants determined using the Black Scholes option pricing model, excluding any forfeiture reserves, in accordance with FASB ASC Topic 718. The assumptions used to determine fair value of the stock option grants for 2024 are:

Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Life
Ryan Melsert	2024	0.00%	4.35%	133.29%	5 Years
Andres Meza	2024	0.00%	4.35%	129.56%	5 Years
Scott Jolcover	2024	0.00%	4.43%	113.62%	4.02 Years

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Outstanding Equity Awards at Fiscal Year-End

Name and Principal Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Awards ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Ryan Melsert	04/06/2024	-	-	143,938	4.33	623,249	04/05/2029	-	-	-	-
Chief Executive Officer, Chief Technology Officer (1)	03/31/2024	-	-	-	-	-		-	-	2,544	3,180
	02/26/2024	-	-	-	-	-		-	-	16,720	20,900
	02/26/2024	-	-	157,591	4.33	682,367	02/24/2029	-	-	-	-
	09/30/2023	-	-	-	-	-		-	-	3,126	3,907
	09/30/2023	-	-	-	-	-		-	-	82,425	103,031
	09/30/2023	-	-	23,609	10.49	247,653	09/28/2028	-	-	-	-
	06/19/2023	-	-	-	-	-		-	-	6,677	8,347
	06/16/2023	-	-	65,386	10.50	686,550	06/14/2028	-	-	-	-
	06/06/2023	28,572	-	-	-	-		-	-	-	-
	06/06/2023	28,572	-	-	-	-		-	-	-	-
	10/18/2022	-	-	-	-	-		-	-	32,226	40,282
	10/18/2022	-	-	-	-	-		-	-	32,226	40,282
	06/30/2020	200,000	-	-	-	-		-	-	-	-

Andres Meza	04/06/2024	-	-	60,103	4.33	260,244	04/05/2029	-	-	-	-
Chief Operating Officer	03/31/2024	-	-	-	-	-		-	-	3,822	4,777
	02/26/2024	-	-	-	-	-		-	-	8,358	10,448
	02/26/2024	-	-	65,663	4.33	284,319	02/24/2029	-	-	-	-
	09/30/2023	-	-	-	-	-		-	-	2,950	3,687
	09/30/2023	-	-	-	-	-		-	-	70,650	88,312
	09/30/2023	-	-	9,066	6.53	59,199	09/28/2028	-	-	-	-
	06/19/2023	-	-	-	-	-		-	-	7,694	9,618
	06/16/2023	-	-	25,537	6.60	168,541	06/14/2028	-	-	-	-
	06/06/2023	9,524	-	-	-	-		-	-	-	-
	06/06/2023	9,524	-	-	-	-		-	-	-	-
	10/18/2022	-	-	-	-	-		-	-	32,226	40,282
	10/18/2022	-	-	-	-	-		-	-	1,610	2,013

Jesse Deutsch	06/06/2023	9,524	-	-	-	-		-	-	-	-
Chief Financial Officer	06/06/2023	9,524	-	-	-	-		-	-	-	-

Scott Jolcover	04/06/2024	-	-	42,577	4.29	182,655	04/05/2029	-	-	-	-
Chief Resource Officer	03/31/2024									2,291	2,864
	02/26/2024									5,011	6,264
	02/26/2024	-	-	32,764	4.29	140,556	02/24/2029	-	-	-	-
	09/30/2023									1,778	2,222
	09/30/2023									47,100	58,875
	09/30/2023	-	-	4,533	6.53	29,597	09/28/2028	-	-	-	-
	06/19/2023									2,934	3,668
	06/16/2023	-	-	7,948	6.60	52,457	06/14/2028	-	-	-	-
	10/18/2022									25,780	32,225

Note:

(1)	As Chief Executive Officer, Chief Technology Officer, and Director, Ryan Melsert received multiple awards under the 2021 Retention Plan (“Retention Plan”) for his continued service. As of June 30, 2024, Mr. Melsert has 377,277 employment RSUs that vest quarterly over a four-year period and 390,522 share purchase warrants with a weighted average exercise price of $5.4 and expiration dates ending between June 2028 and April 2029.

(2)	On August 20, 2024, Andrés Meza submitted his notice of intent to resign as Chief Operating Officer of the Company, effective September 1, 2024.

(3)	As former Chief Operating Officer, Andres Meza received multiple awards under the Retention Plan for his initial employment and continued service. As of June 30, 2024, Mr. Meza has 256,744 employment RSUs that vest over a four-year period a remaining four-year period, 25% vesting January 2024 and each fiscal quarter thereafter and 160,367 share purchase warrants with a weighted average exercise price of $4.35 and expiration dates ending between June 2028 and April 2029.

(4)	As Chief Financial Officer, Jesse Deutsch received 33,334 RSUs that vest over a one-year period, issuable May 2024.

(5)	As Chief Resource Officer, Scott Jolcover received multiple awards under the Retention Plan for his continued service. As of June 30, 2024, Mr. Jolcover has 170,130 RSUs that vest quarterly over a four-year period, and 87,821 share purchase warrants with a weighted average exercise price of $4.41 and expiration dates between June 2028 and April 2029.

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Employment Agreements

Ryan Melsert, Chief Executive Officer, Chief Technical Officer and Director

Pursuant to his offer letter dated July 31, 2022, as Chief Executive Officer, Chief Technology Officer, and Director, Ryan Melsert is entitled to receive an annual salary of $425,000, which at Mr. Melsert’s election could be reduced to $325,000 per year through December 31, 2022, in exchange for 4,000 restricted stock units (“RSUs”) that shall fully vest on January 1, 2023. Mr. Melsert is also eligible to receive performance-based bonuses tied to specific strategic milestones at 75% of his annual salary, $1,000,000 in RSUs and $3,000,000 in warrants with a five-year expiration and exercise price as calculated by Black-Scholes at the time of the grant. The performance-based bonuses will be pro-rated according to the specific weight of each milestone. Additionally, Mr. Melsert may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

If Mr. Melsert’s employment is terminated by the Company without cause or by Mr. Melsert for good reason, he will be entitled to accrued but unpaid salary, reimbursement for business expenses, and cash bonus compensation for any milestones that were achieved prior to the date of termination. The Company may also exercise the right for salary continuation in exchange for a non-compete arrangement. This can be terminated any time at the Company’s discretion. Mr. Melsert will forfeit any other form of compensation, including but not limited to equity compensation not already accrued or vested as of the date of termination. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the end of salary continuation or (ii) the expiry of such options or warrant’s term. In addition, Mr. Melsert will be entitled to an additional amount equal to twelve (12) months’ salary minus all applicable withholding taxes, and twelve (12) months of COBRA coverage.

If an Involuntary Termination occurs within 24 months following a Change in Control Mr. Melsert is entitled to: (a) an amount equal to twelve (12) months’ salary minus all applicable withholding taxes and (b) an amount equal to the amount of cash bonus paid in the event of termination without cause or for good reason by Mr. Melsert, as noted above. Further, (a) all unvested equity compensation, including but not limited to options or warrants, shall vest immediately, and (b) the Company will pay for twelve (12) months of COBRA coverage. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the date of termination or (ii) the expiration of such options or warrant’s term.

On December 1, 2023, the Company and Mr. Melsert entered into an amendment to his offer letter to add certain performance-based bonus milestones for bonus equity compensation for fiscal year 2024 and replaced the change of control provision to allow for unvested equity compensation to become immediately exercisable upon a change of control. On March 15, 2024, the Company and Mr. Melsert entered into an additional amendment to his offer letter to make a one-time equity election to receive 75,000 restricted stock units (“RSUs”) and 75,000 warrants with a five-year expiration at an exercise price of $2.00 per share in lieu of $150,000 in cash compensation. The RSUs and warrants shall vest immediately upon Mr. Melsert being entitled to receive cash compensation in the amount of $150,000.

Scott Jolcover, Chief Resource Officer

Pursuant to his offer letter dated January 3, 2023, as Chief Resource Officer, Scott Jolcover is entitled to receive an annual salary of $240,000. In addition, subject to approval by the Board, and upon achieving certain performance milestones, Mr. Jolcover is eligible to receive bonus equity compensation of (i) bonus cash set at 75% of his base salary; (ii) $300,000 in RSUs divided by the 20-day trailing volume-weighted average price prior to the effective date; and (iii) $500,000 worth of warrants with a three-year expiration of a quantity and exercise price as calculated by Black-Scholes. Mr. Jolcover’s bonus equity compensation awards will vest 1/12th quarterly beginning on the last quarter following the issuance of the award until fully vested. Additionally, Mr. Jolcover may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

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If Mr. Jolcover’s employment is terminated by the Company without cause or by Mr. Jolcover for good reason, he will be entitled to accrued but unpaid salary, reimbursement for business expenses, and cash bonus compensation for any milestones that were achieved prior to the date of termination. The Company may also exercise the right for salary continuation in exchange for a non-compete arrangement. This can be terminated any time at the Company’s discretion. Mr. Jolcover will forfeit any other form of compensation, including but not limited to equity compensation not already accrued or vested as of the date of termination. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the end of salary continuation or (ii) the expiry of such options or warrant’s term. In addition, Mr. Jolcover will be entitled to an additional amount equal to twelve (6) months of salary minus all applicable withholding taxes, and six (6) months of COBRA coverage.

If an Involuntary Termination occurs within 24 months following a Change in Control Mr. Jolcover is entitled to: (a) an amount equal to six (6) months’ salary minus all applicable withholding taxes and (b) an amount equal to the amount of cash bonus paid in the event of termination without cause or for good reason by the employee, as noted above. Further, (a) all unvested equity compensation, including but not limited to options or warrants, shall vest immediately, and (b) the Company will pay for six (6) months of COBRA coverage. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the date of termination or (ii) the expiration of such options or warrant’s term.

On November 29, 2023, the Company entered into an amendment to the offer letter by and between the Company and the Mr. Jolcover to add certain performance-based bonus milestones for bonus equity compensation for fiscal year 2024 and replaced the change of control provision to allow for unvested equity compensation to become immediately exercisable upon a change of control. On March 15, 2024, the Company and Mr. Jolcover entered into an additional amendment to his offer letter to make a one-time equity election to receive 11,500 RSUs and 11,500 warrants with a five-year expiration at an exercise price of $2.00 per share in lieu of $23,000 in cash compensation. The RSUs and warrants shall vest immediately upon Mr. Jolcover being entitled to receive cash compensation in the amount of $23,000.

Jesse Deutsch, Chief Financial Officer

Pursuant to his employment agreement dated May 17, 2023, as Chief Financial Officer, Jesse Deutsch is entitled to receive an annual salary of $250,000. In addition, Mr. Deutsch is eligible to receive a one-time signing bonus of 33,334 RSUs, which will vest on the last day of the fiscal quarter following the first-year anniversary of his employment. Mr. Deutsch is eligible to receive bonus equity compensation, subject to achieving certain performance milestones, of (i) bonus cash set at 75% of his base salary and (ii) 33,334 RSUs with a four-year vesting schedule. Additionally, Mr. Deutsch may receive additional cash or equity compensation based on annual performance reviews or under the Company’s equity incentive plan.

If Mr. Deutsch’s employment is terminated by the Company without cause or by Mr. Deutsch for good reason, he will be entitled to accrued but unpaid salary, reimbursement for business expenses, and cash bonus compensation for any milestones that were achieved prior to the date of termination. The Company may also exercise the right for salary continuation in exchange for a non-compete arrangement. This can be terminated any time at the Company’s discretion. Mr. Deutsch will forfeit any other form of compensation, including but not limited to equity compensation not already accrued or vested as of the date of termination. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the end of salary continuation or (ii) the expiry of such options or warrant’s term. In addition, Mr. Deutsch will be entitled to an additional amount equal to twelve (6) months of salary minus all applicable withholding taxes, and six (6) months of COBRA coverage.

If an Involuntary Termination occurs within 24 months following a Change in Control Mr. Deutsch is entitled to: (a) an amount equal to six (6) months’ salary minus all applicable withholding taxes and (b) an amount equal to the amount of cash bonus paid in the event of termination without cause or for good reason by the employee, as noted above. Further, (a) all unvested equity compensation, including but not limited to options or warrants, shall vest immediately, and (b) the Company will pay for six (6) months of COBRA coverage. Any vested but unexercised options or warrants must be exercised by the earlier of (i) the one-year anniversary of the date of termination or (ii) the expiration of such options or warrant’s term.

Steven Wu, Chief Operating Officer

Pursuant to his offer letter dated, August 26, 2024, Mr. Wu, as Chief Operating Officer of the Company, became an at-will employee. Pursuant to the offer letter, Mr. Wu will receive an annual base salary of $300,000. In addition, Mr. Wu is eligible to receive a one-time signing bonus of restricted stock units equal to $500,000 divided by the 20-day trailing volume-weighted average price prior to September 16, 2024, which will vest on the last day of the fiscal quarter following the first year anniversary of his employment. Additionally, subject to achieving certain performance milestones, Mr. Wu is eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary and (ii) restricted stock units equal to $750,000 divided by the 20-day trailing volume-weighted average price prior to September 16, 2024, and $1,500,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes as of September 16, 2024.

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Severance Agreement

Andrés Meza, Former Chief Operating Officer

Pursuant to his offer letter dated January 3, 2023, as former Chief Operating Officer, Andres Meza was entitled to receive an annual salary of $275,000. In addition, subject to approval by the Board and upon achieving certain performance milestones, Mr. Meza was eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary; (ii) $500,000 in RSUs divided by the 20-day trailing volume-weighted average price prior to the effective date; and (iii) $1,000,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes. Both the RSUs and warrants will vest over a four-year vesting schedule. On December 1, 2023, Mr. Meza’s offer letter was amended to add certain performance-based bonus milestones for bonus equity compensation for fiscal year 2024 and replaced the change of control provision to allow for unvested equity compensation to become immediately exercisable upon a change of control. On March 15, 2024, the Company and Mr. Meza entered into an additional amendment to his offer letter to make a one-time equity election to receive 50,000 RSUs and 50,000 warrants with a five-year expiration at an exercise price of $2.00 per share in lieu of $100,000 in cash compensation. The RSUs and warrants shall vest immediately upon Mr. Meza being entitled to receive cash compensation in the amount of $100,000.

On August 20, 2024, Mr. Meza submitted his notice of intent to resign as Chief Operating Officer of the Company, effective September 1, 2024 (the “Resignation Date”). In connection with his resignation, Mr. Meza and the Company entered into a resignation and general release agreement, dated August 26, 2024 (the “Release Agreement”). The Release Agreement provides that Mr. Meza is eligible to receive, subject to required deductions and withholdings, (i) any earned but unpaid cash salary through the Resignation Date; (ii) awarded, but unvested, equity compensation scheduled to vest within ninety (90) days from the Resignation Date; (iii) any unpaid cash bonus owed to Mr. Meza; and (iv) reimbursement for legitimate business expenses. Mr. Meza will also receive, subject to required deductions and withholdings: (i) payments equal to twelve (12) months of his base cash salary from the Resignation Date; and (ii) payment of the COBRA premiums for continued health coverage for a period of six (6) months. Under the Release Agreement, the foregoing shall constitute all payments owed to Mr. Meza under the twelve (12) month option noncompete period set forth in the Offer Letter (the “Meza Offer Letter”) between the Company and Mr. Meza dated January 3, 2023, related to the Company’s right to prohibit employment or business activity that violates restrictive covenants or any other noncompete restrictions in the Meza Offer Letter. In addition, Mr. Meza’s aforementioned salary continuation shall cease immediately upon Mr. Meza’s acceptance of, and the Company’s express written consent to, new employment or Mr. Meza’s initiation of activity to form a new business or enterprise.

Subject to the foregoing, Mr. Meza will forfeit any other form of compensation, including but not limited to equity compensation not vested as of ninety (90) days of the Resignation Date. Any vested but unexercised options or warrants granted to Mr. Meza shall expire as set forth in each such instrument, and the Release Agreement shall not cause an earlier expiration of such instruments.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on a review of such reports and written information given to us by our directors and executive officers, we believe that all such required reports were filed on a timely basis under Section 16(a) for the fiscal year ended June 30, 2024, other than one Form 4 for Mr. Melsert, constituting one transaction, that was filed one day late to report the vesting of common stock pursuant to his employment agreement.

Incentive Compensation Recovery Policy

The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”) in compliance with the listing standards of Nasdaq. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Compensation Committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures for the Company for each of the last two completed fiscal years The following provides pay versus performance information pursuant to the scaled disclosure rules applicable to smaller reporting companies. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s calculation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in the SCT, as well as the adjusted amounts required to be reported in this section for the years ended June 30, 2024, 2023 and 2022.

Pay versus Performance Table

Year	SCT Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average SCT Total for non-PEO NEOs(2)	Average CAP for non-PEO NEOs(3)	Value of Initial Fixed $100 Investment based on Total Shareholder Return	Net Income
2024	$3,562,483	$(1,497,729)	$1,119,833	$(366,692)	$4.13	$(52,501,824)
2023	$3,378,855	$4,700,745	$1,358,851	$1,802,023	$38.12	$(22,191,140)
2022	$1,915,000	$1,915,000	$1,371,000	$735,000	$34.65	$(33,539,962)

(1) Our principal executive officer (“PEO”) for the fiscal years ended June 30, 2024, 2023 and 2022 was Mr. Melsert. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Melsert for each corresponding year in the “Total” column of the SCT. See “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2) The non-PEO NEOs for the year ended June 30, 2024 and 2023 were Mr. Deutsch, Mr. Meza and Mr. Jolcover. The non-PEO NEOs for the year ended June 30, 2022 were Ms. Eckert (former CFO), Mr. Meza and Mr. Jolcover. The dollar amounts reported in this column are the amounts of total compensation reported for our non-PEO NEOs for each corresponding year in the “Total” column of the SCT. See “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(3) The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEO and our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and our non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

26

PEO SCT Total Compensation to CAP Reconciliation

		PEO or		To Calculate Executive CAP
Name	Fiscal Year Ended June 30	Non-PEO NEO	SCT Total	Deducted(1)	Added(1)	CAP
Ryan Melsert	2024	PEO	$3,562,483	$(3,137,483)	$(1,922,729)	$(1,497,729)
Jesse Deutsch	2024	NEO	$250,000	$-	$(290,006)	$(40,006)
Andrés Meza	2024	NEO	$2,090,344	$(1,645,465)	$(965,927)	$(690,927)
Scott Jolcover	2024	NEO	$1,362,910	$(909,034)	$(649,142)	$(369,142)

(1) Added (or subtracted, as applicable) (i) the end of year fair value of stock awards granted during the year that were outstanding and unvested at the end of the year, (ii) the change from the end of the prior fiscal year to the end of the applicable year in the fair value of stock awards granted in any prior year that are outstanding and unvested at the end of the year, and (iii) the change in the fair value of stock awards from the end of the prior fiscal year to the vesting date for stock awards granted in any prior year that vested during the applicable year. All fair values were computed in accordance with FASB ASC Topic 718.

Relationship Between CAP and Financial Measures

There is an important timing difference to consider when comparing the SCT to CAP. The Company generally grants stock awards in the first quarter of its fiscal year, typically following the completion and filing of the Annual Report on Form 10-K for such year. The stock awards in a particular year, as reflected in the SCT, are typically based on the performance of the executive and the Company during the previous fiscal year, multiple years in the case of the fiscal year ended June 30, 2024. CAP measures the awards granted during the fiscal year at the end of the fiscal year, which may represent an increase or decrease in value based on the movement in stock price during the same period.

During fiscal 2024, the SCT included stock awards for the PEO and three NEOs that were associated with past performance, sign-on upon hire and current fiscal year milestones having been reached. Prior to the fiscal 2024, the Company had issued restricted stock under the Plan and required no additional vesting requirements.

The following describes how each of the financial measures in the table above, across the period included, relate to the trends in CAP to the PEO and the other NEOs (excluding NEOs that were hired, or retired, during the periods, making them non-comparable between the periods):

●	Total Shareholder Return (TSR): The Company’s TSR was significantly less in fiscal 2024 compared to fiscal 2023, driven by weaker stock price performance in 2024, compared to 2023.

●	Net Income: Net loss increased by approximately 146% during the fiscal 2024 compared to fiscal 2023.

DIRECTOR COMPENSATION

2024 Director Compensation

In considering the Company’s need to attract and retain qualified directors and to ensure that the Company compensates non-employee directors in line with market practice, we regularly review our director compensation program. As described below, the Company compensates non-employee directors through a mix of cash retainer fees and equity grants that are subject to vesting.

(1)	Annual Board Service Cash Retainer: $25,000

(2)	Additional Annual Equity Grant for Chairman of the Board: $120,000 in grant value in restricted stock units

(3)	Additional Annual Cash Retainers for Committee Chair Service: $15,000 for Audit, $10,000 for Compensation and $10,000 for Governance and Nominating

(4)	Annual Equity Grant: $150,000 in grant value in restricted stock units

27

The amounts in the table below reflect the aggregate compensation received under each of the director compensation programs as in effect for 2024. Susan Yun Lee joined our Board on April 1, 2024, and any restricted stock units earned by Ms. Lee will first vest on June 30, 2025.

The following table sets forth certain information relating to the compensation for our non-employee directors for the last year:

Director Compensation Table

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended June 30, 2024:

Name and Principal Position (1)	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Elizabeth Lowery	35,000	-	101,850	-	-	-	-	136,850
Julie Blunden (2)	-	-	88,171	-	-	-	-	88,171
D. Richard (Rick) Fezell	-	-	204,012	-	-	-	-	204,012
Sherif Marakby	25,000	-	101,850	-	-	-	-	126,850
Susan Yun Lee (3)	-	-	-	-	-	-	-	-

(1)	Ryan Melsert, our Chief Executive Officer and member of the Board, is not included in this table as he is an employee. The compensation received by Mr. Melsert as an employee is disclosed in the section entitled “Executive Compensation – Summary Compensation Table” appearing elsewhere in this Proxy Statement.
(2)	On March 25, 2024, Julie Blunden resigned from the Board.
(3)	On March 25, 2024, the Board appointed Susan Yun Lee as a director of the Company, effective April 1, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Series D Preferred Stock

As previously disclosed, on September 16, 2024, the Company and Ryan Melsert, Chief Executive Officer of the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”), pursuant to which the Company agreed to issue and sell five (5) shares of the Company’s Series D Preferred Stock, for $100 in cash. The sale closed on September 16, 2024. The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties and was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Policies and Procedures Regarding Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, the Chair of the Corporate Governance and Nominating Committee or the Chair of the Audit Committee, as appropriate, is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The related person transactions disclosed in this Proxy Statement were each approved by the full Board or the Chair of the Corporate Governance and Nominating Committee or the Chair of the Audit Committee, as applicable.

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Interest of Certain Persons in Matters to be Acted Upon

Other than the Election of Directors Proposal and any future receipt of awards under our ESPP, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2024 Annual Meeting as described in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 17, 2024, certain information with respect to the beneficial ownership of our voting stock by (i) each of our current directors and director nominees, (ii) each of our named executive officers, (iii) our directors, director nominees and executive officers as a group, and (iv) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Shares of common stock issuable upon conversion of convertible notes, exercise of options or warrants, or settlement of restricted stock units, or that may become issuable within 60 days of September 17, 2024, are considered outstanding and beneficially owned by the person holding the convertible notes, options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Ryan Melsert	Common Stock	3,095,934	4.21%
	Series D Preferred	5	100%
Scott Jolcover	Common Stock	336,289	*
Jesse Deutsch	Common Stock	30,532	*
D. Richard (Rick) Fezell	Common Stock	141,379	*
Elizabeth Lowery	Common Stock	81,074	*
Sherif Marakby	Common Stock	81,074	*
Steven Wu	Common Stock	91,379	*
All directors and executive officers as a group (8 persons)	Common Stock	3,857,661	5.24%

* Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503.
(2)	Percentage of common stock is based on 71,972,166 shares of our common stock outstanding as of September 17, 2024.

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PROPOSAL NO. 2

AUDITOR RATIFICATION PROPOSAL

Overview

The Audit Committee of the Board (the “Audit Committee”) has selected KPMG LLC (“KPMG”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2025. Marcum LLP (“Marcum”) was our independent registered public accounting firm from July 2021 to January 4, 2024. As described below under the section entitled “Change in Accounting Firm,” we, at the direction of our Board and upon the recommendation of the Audit Committee dismissed Marcum and approved the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending June 30, 2024.

Our shareholders are being asked to ratify the appointment of KPMG. In the event that ratification of this selection of KPMG is not approved by the shareholders, we will reassess our selection of auditors. Representatives of, Marcum, our independent registered public accounting firm until January 4, 2024, and representatives from KPMG are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed for professional services rendered to us by Marcum for our fiscal year ended June 30, 2023, and the aggregate fees billed for professional services rendered to us by KPMG for our fiscal year ended June 30, 2024:

	Fiscal year ended June 30, 2024	Fiscal year ended June 30, 2023
Audit Fees (1)	$717,276	$130,000
Audit Related Fees (2)	-	105,443
Tax Fees (3)	-	21,700
All Other Fees (4)	-	52,725
Total	$717,276	$309,868

(1)	Audit fees include primarily professional services rendered for the audits of the consolidated financial statements, the review of documents filed with the SEC, consents, and financial accounting and reporting consultations. KPMG Audit Fee (1) includes aggregate fees for the audit of the consolidated financial statements included in Form 10-K and two quarterly reviews of condensed consolidated financial statements included in Form 10-Qs and other SEC filings.
(2)	Audit-related fees include reviews of the interim financial statements contained in the Company’s quarterly reports on Form 10-Q and review of regulatory financial statements.
(3)	Tax fees include professional service fees for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refund. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to employee benefit plans, and requests for rulings or technical advice from taxing authorities.
(4)	All other fees include professional fees associated with the review and consent of SEC filings related to equity issuance for certain officers and former employees.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. Other fees are subject to pre-approval by the Audit Committee, or, in the period between meetings, by a designated member of the Board or Audit Committee. Any such approval by the designated member is disclosed to the entire Board at the next meeting. All fees that were incurred in fiscal year 2024 were pre-approved by the Audit Committee.

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Change in Accounting Firm

As previously reported on Current Report on Form 8-K, on January 4, 2024, the Company at the direction of the Board and upon the recommendation of the Audit Committee, dismissed Marcum as the Company’s independent registered public accounting firm. On January 4, 2024, at the direction of the Board and upon the recommendation of the Audit Committee, the Company approved the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending June 30, 2024. Marcum’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2023 and June 30, 2022, do not contain any adverse opinion or disclaimer of opinion, and they are not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended June 30, 2023 and June 30, 2022, and the subsequent interim period through January 4, 2024, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Marcum’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and (ii) no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K, except concerning the material weaknesses in the Company’s internal control over financial reporting disclosed in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2022, December 31, 2022, March 31, 2023, and September 30, 2023, and reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal years ended June 30, 2023 and June 30, 2022.

During the Company’s two most recent fiscal years ended June 30, 2023 and 2022, and the subsequent interim period from July 2021 through January 4, 2024, the date of KPMG’s engagement, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required and Recommendation

In accordance with our articles of incorporation, as amended and Nevada law, approval and adoption of this Proposal 2 requires the affirmative vote of a majority of the votes cast of shares of common stock at the Annual Meeting. Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2: AUDITOR RATIFICATION PROPOSAL

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PROPOSAL NO. 3

SAY-ON-PAY PROPOSAL

Overview

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast a non-binding, advisory vote on named executive officer compensation.

We have designed our executive compensation program to implement core compensation principles, including pay-for-performance and alignment of our management’s interests with those of our shareholders. Under these programs, we reward our Named Executive Officers in large part for the achievement of specific financial performance goals that we set. We have also included equity components to our long-term incentive plan. We encourage shareholders to read the “Executive Compensation” section of this proxy statement for a more detailed discussion of our executive compensation programs.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of American Battery Technology Company approve, on a non-binding and advisory basis, the compensation of the Named Executive Officers as disclosed in American Battery Technology Company’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

Approval of this advisory vote for Proposal 3 requires the affirmative vote of holders to the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3. While this vote is advisory, and it is non-binding on the Compensation Committee or the Board, it will provide valuable information that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2024 and future years. Abstentions will have no effect on this proposal. Broker non-votes will not affect the outcome of the vote.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3: SAY-ON-PAY PROPOSAL

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PROPOSAL NO. 4

SAY-ON-FREQUENCY proposal

Overview

As required by Section 14A of the Securities Exchange Act of 1934, we are also asking shareholders to cast an advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every year, every two years, or every three years.

After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every three years (triennially) is the most appropriate alternative for American Battery Technology Company and therefore our Board recommends that you vote for “Every Three Years” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board believes that a triennial vote would provide us with the time to thoughtfully consider the voting results, engage with shareholders to further understand the voting results, and respond to the vote and to shareholders’ feedback. We believe that our openness to input from our shareholders regarding executive compensation and the ability of shareholders to contact us at any time regarding these matters will reduce the need for and value of a more frequent advisory vote on executive compensation.

We are not asking shareholders to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options. Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting on Proposal 4.

Vote Required

The option of every year, every two years or every three years that receives the highest number of votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. While this vote is advisory, and not binding on the Board, the Board will take into account the outcome of the vote in making its determination concerning the frequency of future advisory votes on executive compensation. Abstentions will have no effect on this proposal. Broker non-votes will not affect the outcome of the vote.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “EVERY THREE YEARS” ON PROPOSAL NO. 4: SAY-ON-FREQUENCY PROPOSAL

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PROPOSAL NO. 5

ESPP PROPOSAL

On June 18, 2024, at the recommendation of the Compensation Committee, the Board adopted, subject to the receipt of shareholder approval, the American Battery Technology Company 2024 Employee Stock Purchase Plan (the “ESPP”) providing for the issuance of up to 3,000,000 shares of our common stock. The purpose of the ESPP is to provide employees of the Company and its subsidiaries (as set forth in the ESPP) with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock. The Company intends that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the ESPP shall be interpreted in a manner that is consistent with that intent. The ESPP is being offered to assist the Company in attracting and retaining key employees and to provide incentives to such individuals to align their interests with those of our shareholders.

At the Annual Meeting, you will be asked to approve the adoption of the ESPP in the form attached hereto as Exhibit B. A total of 3,000,000 shares of common stock has been reserved for issuance under the ESPP. The ESPP will only become effective upon our receipt of shareholder approval of this Proposal No. 5.

General Description of the ESPP

The following is a summary of the principal features of the ESPP and its operation. This summary does not contain all of the terms and conditions of the ESPP and is qualified in its entirety by reference to the ESPP as set forth in Exhibit B attached hereto.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of common stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP permits the administrator (as discussed below) to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives.

Shares Available for Issuance

If shareholders approve the ESPP, and subject to adjustment upon certain changes in our capitalization as described in the ESPP, the maximum number of shares of common stock that will be available for issuance under the ESPP will be 3,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock. We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of common stock.

If the shareholders do not approve the ESPP, then the ESPP will not become effective and no shares of common stock will be available for issuance thereunder.

Administration

The ESPP will be administered by the Compensation Committee (the “administrator). Subject to the terms of the ESPP, the administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate subsidiaries and affiliates as participating in the Section 423 component and the Non-Section 423 component, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary or advisable for the administration of the ESPP. The administrator is authorized to adopt rules and procedures in order to: determine eligibility to participate, determine the definition of compensation for the purposes of contributions to the ESPP, handle contributions to the ESPP, coordinate the making of contributions to the ESPP, establish bank or trust accounts to hold contributions to the ESPP, effect the payment of interest, effect the conversion of local currency, satisfy obligations to pay payroll tax, determine beneficiary designation requirements, implement and determine withholding procedures and determine procedures for the handling of stock certificates that vary with applicable local requirements. The administrator will also be authorized to determine that, to the extent permitted by applicable law, the terms of a purchase right granted under the ESPP or an offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the ESPP or the same offering to employees residing solely in the United States. Every finding, decision and determination made by the administrator will, to the full extent permitted by law, be final and binding upon all parties.

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Eligibility

Generally, all of our employees will be eligible to participate if they are customarily employed by us, or any participating subsidiary or affiliate.

Offering Periods

The ESPP includes a component that allows us to make offerings intended to qualify under Section 423 of the Code and a component that allows us to make offerings not intended to qualify under Section 423 of the Code to designated companies, as described in the ESPP. Offering periods begin and end on such dates as may be determined by the administrator in its discretion, in each case on a uniform and nondiscriminatory basis, and may contain one or more purchase periods. The administrator may change the duration of offering periods (including commencement dates) with respect to future offerings so long as such change is announced prior to the scheduled beginning of the first offering period affected. The offering periods include an initial offering beginning on July 1, 2024, and ending on May 31, 2026 and a series of overlapping offerings of 24 months each, beginning on December 1st and June 1st, and ending on November 30th and May 31st, respectively, with the first of such Offerings beginning on December 1, 2024, and a new offering beginning every 6 months. No offering period may last more than 27 months.

Contributions

The ESPP will permit participants to purchase shares of common stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 20% of their eligible compensation, or such other limit established by the administrator from time to time in its discretion and on a uniform and nondiscretionary basis for all options to be granted on an enrollment date in an offering, which includes a participant’s base straight time gross earnings but excludes payments for commissions, incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation.

Exercise of Purchase Right

Amounts contributed and accumulated by the participant will be used to purchase shares of common stock at the end of each purchase period. A participant may purchase a maximum number of shares of common stock during a purchase period as determined by the administrator in its discretion and on a uniform and nondiscriminatory basis. The purchase price of the shares will be determined by the administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis for all options to be granted on an enrollment date, provided that in no event may the purchase price be less than 85% of the lower of the fair market value of common stock on the first trading day of the offering period or on the exercise date, which is generally the last trading day of a purchase period. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of common stock. Participation in the ESPP ends automatically upon termination of employment with us.

Termination of Participation

Participation in the ESPP generally will terminate when a participating employee’s employment with us or a designated company ceases for any reason, the employee withdraws from the ESPP or we terminate or amend the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures specified by the administrator prior to any applicable deadline. Upon withdrawal from the ESPP, in general, the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.

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Non-Transferability

Neither contributions credited to a participant’s account nor rights to purchase shares of common stock and any other rights and interests under the ESPP may be assigned, transferred, pledged or otherwise disposed of (other than by will, the laws of descent and distribution or beneficiary designation in the event of death). Any attempt at such prohibited disposition will be without effect, except that we may treat such act as an election to withdraw participation.

Certain Transactions

In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of common stock or our other securities, or other change in our corporate structure affecting the common stock occurs (other than any ordinary dividends or other ordinary distributions), the administrator, to the extent the administrator in its sole discretion deems necessary in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the ESPP in such manner it may deem equitable, will adjust the number of shares of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of common stock covered by each purchase right under the ESPP that has not yet been exercised, and the numerical limits of the ESPP.

In the event of our proposed dissolution or liquidation, any ongoing offering periods will be shortened and will terminate immediately before consummation of the proposed dissolution or liquidation following the purchase of shares of common stock under the shortened offering periods, unless provided otherwise by the administrator. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.

In the event of a merger or “change in control” (as defined in the ESPP), except as otherwise determined by the administrator, each outstanding option under the ESPP will be assumed or substituted for by the successor corporation or its parent or subsidiary. In the event that options are not assumed or substituted for, the offering period will be shortened by setting a new exercise date on which the offering period will end, which will occur prior to the closing of the merger or change in control. Prior to the new exercise date, the administrator will notify participants regarding the new exercise date and the exercise to occur on such date.

Amendment; Termination

The administrator will have the authority to amend, suspend or terminate the ESPP. If the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. If the ESPP is terminated, the administrator in its discretion may terminate all outstanding offering periods either immediately or after consummation of the purchase of shares of common stock under the ESPP (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If options are terminated prior to their expiration, then all amounts credited to participants that have not been used to purchase shares of common stock will be returned, without interest (unless otherwise required under applicable law), as soon as administratively practicable.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

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The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of common stock.

If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which the shares of common stock were acquired or within one year after the actual purchase date of those shares of common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of common stock on the purchase date exceeded the purchase price paid for those shares of common stock, and we will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of common stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of common stock have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased shares of common stock more than two years after the start date of the offering period in which the shares of common stock were acquired and more than one year after the actual purchase date of those shares of common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares of common stock on the sale or disposition date exceeded the purchase price paid for those shares of common stock, or (b) 15% of the fair market value of the shares of common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of common stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.

Plan Benefits

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate, the amount of his or her eligible compensation, and his or her determination as to the portion of his or her eligible compensation to contribute to the ESPP. Further, the number of shares of common stock that may be purchased under the ESPP is determined, in part, by the price of our shares of common stock on the first day of each offering period and applicable exercise date of each purchase period. Accordingly, the actual number of shares of common stock that would be purchased by any individual under the ESPP in the future is not determinable. We have not previously sponsored an employee stock purchase plan, and, therefore, the number of shares of common stock which would have been received by or allocated to our named executive officers, all current executive officers as a group, and all other current employees who may participate in the ESPP as a group are not determinable. Non-employee directors are not eligible to participate in the ESPP.

Vote Required for Approval

Under the Company’s bylaws, if a quorum is present, the affirmative vote of a majority of the votes represented by the holders of our common stock, will be required for approval of Proposal No.5. Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 5: ESPP PROPOSAL

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Proposal No. 6

AUTHORIZED SHARE AMENDMENT proposal

Introduction

Our articles of incorporation, as amended, currently authorizes the issuance of up to 80,000,000 shares of common stock and 1,666,667 shares of preferred stock, of which 5 shares have been designated as Series D Preferred Stock. Our Board has approved an amendment to increase the number of authorized shares of common stock from 80,000,000 to 250,000,000 shares (the “Increase in Authorized Common Stock Amendment”).

The proposed form of amendment to our articles of incorporation, as amended to effect the Increase in Authorized Common Stock Amendment is attached as Appendix A to this proxy statement.

Following the increase in authorized shares as contemplated in the Increase in Authorized Common Stock Amendment, 250,000,000 shares of common stock will be authorized and 1,666,667 shares of preferred stock will be authorized, of which 5 shares have been designated as Series D Preferred Stock. There will be no changes to the issued and outstanding shares of common stock or preferred stock.

Reasons for the Increase in Authorized Common Stock Amendment

The Board determined that the Increase in Authorized Common Stock Amendment is in the best interests of the Company and unanimously recommends approval by the shareholders. The Board believes that the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends) and to meet sufficient reserves for the shares issuable upon the exercise of options, restricted stock unit awards and warrants discussed below.

As of the Record Date 71,972,166 shares of our common stock were outstanding out of the 80,000,000 shares that we are authorized to issue. In addition, as of the Record Date, an aggregate of approximately 11,126,704 shares of common stock are issuable, including: (i) 769,342 shares that are issuable upon the exercise of outstanding stock options; (ii) 3,428,604 shares of common stock that are issuable upon vesting of restricted stock unit awards; and (iii) warrants to purchase 6,928,758 shares of common stock.

Based on our issued and outstanding shares of common stock and the outstanding options under our stock incentive plan and outstanding warrants, as of the Record Date, we had 0 shares of common stock remaining available for issuance in the future. Accordingly, we will file the Increase in Authorized Common Stock Amendment to increase the authorized number of shares of our common stock from 80,000,000 shares to 250,000,000 shares, which would allow us sufficient flexibility to issue common stock as needed for the shares issuable upon the exercise of options, restricted stock unit awards and warrants and to meet the future needs of the Company.

In addition, our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

Current Plans, Proposals or Arrangements to Issue Shares of Common Stock

As of the Record Date, the Company had:

●	769,342 shares of common stock issuable upon the exercise of convertible notes;
●	3,428,604 shares of common stock issuable upon vesting of restricted stock unit awards; and
●	6,928,758 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $12.95 per share.

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Other than as set forth above, the Company has no current plans, proposals or arrangements, written or oral, to issue any of the additional authorized shares of common stock that would become available as a result of the Increase in Authorized Common Stock Amendment.

In addition, following the effectiveness of the Increase in Authorized Common Stock Amendment, the Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of common stock, but no such plans are currently in existence and the Company has not begun any negotiations with any party related thereto. If we issue additional shares, the ownership interest of holders of our capital stock will be diluted.

Effects of the Increase in Authorized Common Stock Amendment

Following the filing of the Increase in Authorized Common Stock Amendment with the Secretary of State of the State of Nevada, we will have the authority to issue up to an additional 70,000,000 shares of common stock. These shares may be issued without shareholder approval at any time, in the sole discretion of our Board. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Increase in Authorized Common Stock Amendment could have a number of effects on the Company’s shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

The Increase in Authorized Common Stock Amendment will not change the number of shares of common stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our common stock.

Advantages and Disadvantages of Increasing Authorized Common Stock

There are certain advantages and disadvantages of increasing the Company’s authorized common stock.

The advantages include:

●	The ability to settle outstanding debt through the issuance of shares of the Company’s common stock.

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

●	In the event that additional shares of common stock are issued, dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

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Procedure for Implementing the Amendment

The Increase in Authorized Common Stock Amendment will become effective upon the filing or such later time as specified in the filing with the Secretary of State of the State of Nevada. The form of the Increase in Authorized Common Stock Amendment is attached hereto as Appendix A. The exact timing of the filing of the Increased in Authorized Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect in this proposal.

Required Vote of Shareholders

The affirmative vote of the holders of a majority of the outstanding shares of our voting capital stock is required to approve this proposal. In order to attempt to procure the vote necessary to effect the Authorized Share Amendment Proposal, as described below, on September 16, 2024, we issued five shares of our Series D Preferred Stock to our Chief Executive Officer, Ryan Melsert. The terms of the Series D Preferred Stock are set forth in a Certificate of Designation of Series D Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Nevada, and effective on September 16, 2024. The Series D Preferred Stock does not have any voting rights, except with respect to the Authorized Share Amendment Proposal, or otherwise as provided by law. With respect to the Authorized Share Amendment Proposal, each outstanding share of Series D Preferred Stock is entitled to 12,000,000 votes on such proposal, totaling 60,000,000 votes which is referred to as supermajority voting; however the votes by the holders of Series D Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Annual Meeting are voted FOR this proposal, then the Company will count 50.5% of the votes cast (or votes) by the holders of the Series D Preferred Stock as votes FOR this proposal. Holders of common stock and Series D Preferred Stock will vote on the Authorized Share Amendment Proposal as a single class.

The Board determined that it was in the best interests of the Company to provide for supermajority voting of the Series D Preferred Stock in order to obtain sufficient votes for the Authorized Share Amendment Proposal. Due to the required proportional voting structure of the Series D Preferred Stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock. Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

If the Authorized Share Amendment Proposal is approved, the outstanding shares of Series D Preferred Stock will be automatically redeemed upon the effectiveness of the Increase in Authorized Common Stock Amendment.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 6: AUTHORIZED SHARE AMENDMENT PROPOSAL

40

PROPOSAL NO. 7
ADJOURNMENT PROPOSAL

We are asking shareholders to approve a proposal to permit us to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, there are insufficient votes to approve any of the proposals (the “Adjournment Proposal”).

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting, and any later adjournments, to another time and place. If our shareholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to a later date and use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from holders of our common stock that have previously voted against any of the proposals. If the Adjournment Proposal is approved, we could adjourn the Annual Meeting without a vote on the proposals even if we had received proxies representing votes against such proposal such that it would not be approved by the vote required and seek to convince the holders of those shares to change their votes to votes in favor of such proposal. If you have previously submitted a proxy on any proposal and wish to revoke it upon adjournment or postponement of the Annual Meeting, you may do so.

The length of time the Annual Meeting is adjourned or postponed will depend on the circumstances and will be determined by the Company. If the Annual Meeting is adjourned for more than 120 days after the date fixed for the original meeting date, we will be required to provide our shareholders with formal notice of the adjourned meeting.

Abstentions will not be counted for voting purposes, and thus, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon. Our Board believes that if the number of shares of our common stock present or represented at the Annual Meeting is insufficient to approve any of the other proposals, it is in the best interests of our shareholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve these proposals.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 7: ADJOURNMENT PROPOSAL

41

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to American Battery Technology Company, 100 Washington Street, Suite 100, Reno, Nevada 89503, Attn: Secretary, by registered, certified or express mail. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder proposal that is intended to be included in the proxy statement for our 2025 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than June 6, 2025, which is 120 calendar days prior to the anniversary of this year’s proxy distribution date. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our Bylaws contain advance notice provisions requiring a shareholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Shareholders (which proposal is not intended to be included in the proxy statement for such meeting) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2025 Annual Meeting of Shareholders, any such proposal must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than September 29, 2025 and not earlier than August 30, 2025, which days are not less than 45 days nor more than 75 days prior to the anniversary of the 2024 Annual Meeting date, respectively.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2025 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 14, 2025, which is 60 days prior to the anniversary of the 2024 Annual Meeting date.

If our 2025 Annual Meeting of Shareholders is subsequently advanced or delayed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, we intend to notify shareholders of such change and the new dates and deadlines referred to above.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgment of the persons acting as proxies.

By Order of the Board of Directors,

/s/ Ryan Melsert
Name:	Ryan Melsert
Title:	Chief Executive Officer

42

APPENDIX A

CERTIFICATE OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

AMERICAN BATTERY TECHNOLOGY COMPANY

AMERICAN BATTERY TECHNOLOGY COMPANY, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is American Battery Technology Company.

SECOND: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 78.390 of the Nevada Revised Statutes setting forth a proposed amendment (the “Certificate of Amendment”) to the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and declaring said Certificate of Amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed Certificate of Amendment in accordance with Section 78.320 and 78.390 of the Nevada Revised Statutes of the State of Nevada. The Certificate of Amendment amends the Articles of Incorporation of the Corporation as follows:

ARTICLE III of the Corporation’s Articles of Incorporation shall be amended in its entirety and replaced with the following:

ARTICLE III

CAPITALIZATION

The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which the Corporation is authorized to issue is 250,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 1,666,667 with a $0.001 par value per share. The Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such voting powers, designations, preferences, limitations, restrictions, and relative rights (including, but not limited to, dividend rights, dividend rate, voting rights, conversion rights, terms of redemption and liquidation preferences, which the board of directors in its sole discretion, may determine to be appropriate. After the subscription on price for any stock has been paid to the Corporation, no shareholder and no capital stock shall be subject to assessment to pay the debts of the Corporation.

THIRD: This Certificate of Amendment shall be effective as of ____ at ____ Pacific Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the day                of                , 2024.

AMERICAN BATTERY TECHNOLOGY COMPANY

By:
Name:	Ryan Melsert
Title:	Chief Executive Officer

43

APPENDIX B

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

AMERICAN BATTERY TECHNOLOGY COMPANY 2024 EMPLOYEE STOCK PURCHASE PLAN

OFFERING DOCUMENT FOR SECTION 423 OFFERINGS APPROVED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

June 18, 2024

In this Offering Document, capitalized terms not otherwise defined will have the meanings as set forth in the American Battery Technology Company 2024 Employee Stock Purchase Plan (the "***Plan***").

1. OFFERING STRUCTURE.

(a) Establishment of Offerings. The Administrator hereby authorizes a series of Section 423 Offerings under the Plan (the "***Offerings***") pursuant to the terms of this Offering Document (the "***Offering Document***"). The Offerings are intended to qualify under Code Section 423.

(b) Offerings. The Offerings hereunder will include:

(i) An initial Offering beginning on July 1, 2024, and ending on May 31, 2026 ("Initial Offering"); and

(c) Purchase Periods.

(i) The Initial Offering shall have 4 Purchase Periods: from July 1, 2024 to November 30, 2024; from December 1, 2024 to May 31, 2025; from June 1, 2025 to November 30, 2025; and from December 1, 2025 to May 31, 2026.

(ii) The remaining Offerings shall have 4 Purchase Periods of 6 months each, beginning on December 1st and ending on May 31st, and beginning on June 1st and ending on November 30th.

(d) Purchase Price. The Purchase Price of the Offerings shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower. The Fair Market Value as of the Purchase Date shall be the closing sales price as quoted on the applicable exchange, national market or other quotation system, on the last Trading Day preceding Purchase Date.

(e) Reset and Rollover. If the Fair Market Value of a Share on the first Trading Day of a new Purchase Period within an Offering (i.e., a Purchase Period after the completion of at least one Purchase Period in such Offering) is less than or equal to the Fair Market Value of a Share on the Enrollment Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

2. ELIGIBILITY.

(a) Eligible Employees. For purposes of this Offering Document, "***Eligible Employee***" shall have the meaning as provided in the Plan.

(b) Participants. Each Eligible Employee who has completed and submitted the necessary enrollment paperwork (including any subscription agreement) by the applicable deadline for enrollment (discussed below) will become a Participant and will be granted a right to purchase Shares pursuant to the Plan (a "***Purchase Right***") as of the first Enrollment Date after the date the Eligible Employee completes and returns to the Company the necessary enrollment paperwork. Unless otherwise determined by the Administrator and communicated before the start of an Offering, the deadline for submitting enrollment paperwork shall be four (4) days prior to the first day of the Offering.

3. CONTRIBUTION AND PURCHASE RIGHT LIMITATIONS.

(a) Maximum Contribution Rate. No Participant may have more than twenty percent (20%) of such Participant's Compensation applied to purchase shares of Common Stock under all ongoing Offering Periods under the Plan and all other plans of the Company and Parent or Subsidiary that are intended to qualify as employee stock purchase plans under Section 423 of the Code.

(b) Definition of Compensation. "***Compensation***" of an Eligible Employee means the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, <u>including</u> for clarity, any prior-week adjustments; and cash incentive compensation and one-time bonuses (e.g., retention or sign on bonuses); or compensation paid by the Company or any Designated Subsidiary in respect of periods of absence from work; and <u>excluding</u> commissions, overtime payments, shift differential, any education or tuition reimbursements; travel expenses; business and moving reimbursements; income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards; fringe benefits; other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee's benefit under any employee benefit plan now or hereafter established.

(c) IRS $25,000 Limit. Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date in an Offering Period will be such number of shares as has a Fair Market Value (determined as of the Enrollment Date for such Offering Period) equal to (1) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering Period has been outstanding at any time, minus (2) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Enrollment Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right has been outstanding. In all cases, this $25,000 limit will be determined in accordance with regulations applicable under Section 423(b)(8) of the Code. In particular, the amount in clause (2) will be determined based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Parent or Subsidiary plans intended to qualify as an employee stock purchase plan, and (ii) the number of shares subject to other Purchase Rights outstanding on the Enrollment Date for such Offering Period pursuant to the Plan and any other such Company or Parent or Subsidiary plan intended to qualify as an employee stock purchase plan under Code Section 423.

4. PURCHASE PRICE.

The purchase price of Shares under a Offering will be eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower, in each case rounded up to the nearest whole cent per share.

2

American Battery Technology Company ESPP

5. ENROLLMENT AND CONTRIBUTION RULES.

(a) Enrollment. Each Eligible Employee's election to participate in a Offering in accordance with Section 2(b) and this Section 5(a) shall be effective on the first Enrollment Date after such election is made. Eligible Employees must elect contribution rates on the enrollment paperwork (including any written or electronic subscription agreement) provided by the Company. Contribution rates must be expressed in whole percentages of Compensation, with a minimum of one percent (1%) and a maximum of twenty percent (20%). For purposes of this Offering, "Compensation" shall have the meaning as provided in the Plan. A Participant's enrollment or subscription agreement shall remain in effect for successive Offerings unless terminated.

(b) Payroll Deductions. Contributions may be made through payroll deductions only. If a payday falls after the Purchase Date for an Offering but prior to the Enrollment Date of the next Offering, any compensation payable on such payday shall be included in such next Offering if the Participant continues to participate.

(c) Rollforward of Enrollment and Elections. A Participant's enrollment and contribution election for an Offering will continue to be applicable to the Offerings thereafter until such time as elected otherwise by the Participant in accordance with this Section 5.

(d) Changes to Contribution Rate.

(i) A Participant may increase or decrease his or her contribution level, with such change effective as of the next Offering, as applicable, by delivering a participation change notice to the Company (in a form prescribed by the Company) on or before the applicable deadline for enrollment (as determined by the Administrator) in such Offering.

(ii) A Participant may increase or decrease his or her contribution level during an Offering by delivering a contribution change notice to the Company (in a form prescribed by the Company) on or before (14) days prior to the first day of the following purchase period.

(e) Withdrawal; Suspend. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her purchase rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than fourteen (14) days prior to the end of the then-applicable Purchase Period. A Participant may suspend all additional payroll deductions for an Offering by giving written notice to the Company in a form acceptable to the Company no later than fourteen (14) days prior to the end of the then-applicable Offering. After such election to suspend payroll deductions, no additional payroll deduction may be made for the Offering, and amounts credited to his or her account prior to the election becoming effective shall be used to exercise his or her purchase rights under the Plan on the next Purchase Date.

6. OFFERING SUBJECT TO PLAN.

Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. Each Offering is further subject to all interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan will control.

For purposes of this Offering, the maximum number of Shares that may be purchased by any Participant during any Offering shall be 100,000 Shares, subject to any other limitations set forth in the Plan.

3

American Battery Technology Company ESPP

7. DESIGNATED ENTITIES.

Employees of American Battery Technology Company and the entities listed in Exhibit A may participate in the Plan if they meet the eligibility requirements as set forth in the Plan and in Section 2 of this Offering Document.

4

American Battery Technology Company ESPP

EXHIBIT A
PARTICIPATING SUBSIDIARIES

Name of subsidiary	Incorporation
LithiumOre Corp.	USA (Nevada)

5

American Battery Technology Company ESPP

Your **Vote** Counts!

AMERICAN BATTERY TECHNOLOGY COMPANY

2024 Annual Meeting
Vote by November 12, 2024
11:59 PM ET

AMERICAN BATTERY TECHNOLOGY COMPANY
100 WASHINGTON STREET, #100
RENO, NV 89503

V57473 - Z88627

You invested in AMERICAN BATTERY TECHNOLOGY COMPANY and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on November 13, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 30, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

November 13, 2024
12:00 p.m., Pacific Daylight Time

Virtually at:
www.virtualshareholdermeeting.com/ABTC2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of five directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, subject to prior death, resignation, or removal. **Nominees:** 01) Ryan Melsert 02) Elizabeth Lowery 03) Susan Yun Lee 04) D. Richard (Rick) Fezell 05) Sherif Marakby	For
2.	To ratify KPMG LLP as the Company's independent registered public accounting firm.	For
3.	To conduct a non-binding advisory vote approving executive compensation.	For
4.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.	3 Years
5.	To approve the American Battery Technology Company 2024 Employee Stock Purchase Plan.	For
6.	To approve an amendment to our articles of incorporation, as amended, to increase the number of our authorized shares of common stock from 80,000,000 to 250,000,000.	For
7.	To approve one or more adjournments of the annual meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the annual meeting.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V57474 - Z88627

ABTC
AMERICAN BATTERY
TECHNOLOGY COMPANY

AMERICAN BATTERY TECHNOLOGY COMPANY
100 WASHINGTON STREET, #100
RENO, NV 89503

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 12, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ABTC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57464-Z88627 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

AMERICAN BATTERY TECHNOLOGY COMPANY

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Election of five directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, subject to prior death, resignation, or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ryan Melsert
02) Elizabeth Lowery
03) Susan Yun Lee
04) D. Richard (Rick) Fezell
05) Sherif Marakby

	For	Against	Abstain
2. To ratify KPMG LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. To conduct a non-binding advisory vote approving executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V57465-Z88627

American Battery Technology Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
November 13, 2024

The shareholder(s) hereby appoint(s) Ryan Melsert and Jesse Deutsch, or either of them as proxies with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of American Battery Technology Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ABTC2024 on Wednesday, November 13, 2024, starting at 12:00 p.m., Pacific Daylight Time and any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 5, 6 AND 7 AND 3 YEARS FOR PROPOSAL 4 ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY MATTER NOT OTHERWISE COVERED HEREBY, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE